SECURITY AGREEMENT

     SECURITY AGREEMENT, dated as of October 5, 1998, between CENTRAL VERMONT PUBLIC SERVICE CORPORATION, a Vermont corporation ("Grantor"), and TORONTO DOMINION (TEXAS), INC. ("TD-Texas"), as collateral agent (in such capacity, "Collateral
Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

                                                           W I T N E S S E T H:

     WHEREAS, pursuant to that certain Credit Agreement, dated as of November 5, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Grantor, the lenders signatory thereto from time to time ("Lenders") and TD-Texas, as agent for Lenders (in such capacity, "Agent"), Lenders have agreed to make Loans to the
Grantor;

     WHEREAS, pursuant to (i) the Amended and Restated Reimbursement Agreement, dated as of September 24, 1992, between Grantor and The Toronto-Dominion Bank, Houston Agency
("TD"), (ii) the Reimbursement Agreement, dated as of April 29, 1993, between Central Vermont
Public Service Corporation - East Barnet Hydroelectric, Inc. ("East Barnet") and TD, together with Grantor's guaranty thereof, and (iii) the Letter of Credit and Reimbursement Agreement, dated as of November 1, 1994, between Grantor and TD (collectively, as amended, supplemented or otherwise modified from time to time, the "Existing Letter of Credit Agreements"), TD has agreed to incur letter of credit obligations on behalf of Grantor and East Barnet, as applicable;
and

     WHEREAS, in order to induce (i) Lenders to enter into the Third Amendment (as hereinafter defined), (ii) Lenders to continue to make the Loans as provided in the Credit
 Agreement and
(iii) TD to continue to incur letter of credit obligations as provided in the Reimbursement
Agreements, Grantor has agreed to grant Collateral Agent a continuing Lien on the Collateral (as hereinafter defined) to secure the Secured Obligations (as defined in the Credit Agreement);

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINED TERMS. (a) All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement. All other undefined terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided
for by Article 9 of the Code to the extent the same are used or defined therein.

     (b)  In addition, the following terms shall have the following definitions:

     "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Collateral Agent's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform
Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this
Agreement relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

     "Collateral" shall have the meaning assigned to such term in Section 2 hereof.

     "Default" shall mean any condition or event that constitutes an Event of Default under any
Transaction Document or that with notice or lapse of time or both would, unless cured or waived, constitute an Event of Default thereunder.

     "Equipment" shall have the meaning assigned to such term in the Code and shall include in any event, without limitation, all electrical plants and systems and gas plants of Grantor and all equipment, structures, buildings, dams, canals, pen-stocks, engines, boilers, benches, holders,
condensers, pumps, machinery, transformers, tools, mains, pipes, conduits, insulators, dynamos, meters, wires, transmission lines, towers, poles, electrical conductors, motors, leases and contracts in any way pertaining to such plants and systems and/or the operation thereof.

     "Event of Default" shall mean an Event of Default as defined in each of the Transaction
Documents.

     "Proceeds" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include: (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to
Grantor from time to time with respect to any Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any Person acting under color of governmental authority); (iii) any recoveries by Grantor against third parties with respect to any litigation or dispute concerning any Collateral; and (iv) any and all other amounts from time to time paid or payable under or in connection with any Collateral, upon disposition or otherwise.

     "Termination Date" shall mean the date on which the Secured Obligations have been indefeasibly repaid in full and the Secured Parties shall not have any obligations under the
Transaction Documents to make any further financial accommodations to Grantor or East Barnet.

     "Third Amendment" shall mean the Third Amendment to Credit Agreement, dated as of the date hereof, among Grantor, Lenders, Agent and Fleet National Bank, as syndication agent.

     2.     GRANT OF LIEN.

     (a) To secure the prompt and complete payment, performance and observance of all of the
Secured Obligations, Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Collateral Agent, for itself and the benefit of Secured Parties, a Lien upon all of its right, title and interest in, to and under the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of Grantor
(including under any trade
names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or
to, Grantor, and regardless of where located (all of which being hereinafter collectively referred
to as the "Collateral"):

     (i)  all Equipment;

     (ii)  all Fixtures;

     (iii) all Instruments which are now or may hereafter be deposited with the Indenture Trustee in accordance with the Indenture or the Collateral Agent in accordance with the Transaction
Documents, as the case may be, or, without limiting the foregoing, any such Collateral which has been released by the Indenture Trustee but which pursuant to the proviso in
Section 14 hereof
would not be required to be released by the Collateral Agent;

     (iv) all stock which is now or may hereafter be deposited with the Indenture Trustee in accordance with the Indenture or the Collateral Agent in accordance with the Transaction
Documents, as the case may be, or, without limiting the foregoing, any such Collateral which has been released by the Indenture Trustee but which pursuant to the proviso in
Section 14 hereof
would not be required to be released by the Collateral Agent;

     (v) all money, cash or cash equivalents of Grantor which is now or may hereafter be deposited with the Indenture Trustee in accordance with the Indenture or the Collateral Agent in accordance with the Transaction Documents, as the case may be, or, without limiting the
foregoing, any such Collateral which has been released by the Indenture Trustee but which pursuant to the proviso in Section 14 hereof would not be required to be released by the
Collateral Agent; and

     (vi) to the extent not otherwise included, all Proceeds and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

     (b) Notwithstanding anything to the contrary contained herein, each of Grantor and Collateral
Agent acknowledges and agrees that "Collateral" shall not include (i) lamps and supplies, machinery, appliances, goods, wares and other removable property now or at any time handled by Grantor for sale as merchandise or not in use or connected as fixtures with its own plants, and consumable supplies, (ii) all money, cash, cash equivalents, stock and Instruments not deposited with either the Indenture Trustee under the Indenture (other than due to a release by the Indenture
Trustee of any stock or Instrument where pursuant to the terms contemplated by the proviso in
Section 14 hereof Collateral Agent would not be required to release such Collateral) or the
Collateral Agent under the Transaction Documents, (iii) all telephone properties at any time owned or acquired by Grantor and (iv) any and all other property, real, personal or mixed, in which a Lien is not purported to be granted under the Indenture (other than due to a release by the Indenture Trustee of such property where pursuant to the terms contemplated by the proviso in Section 14 hereof Collateral Agent would not be required to release such property).

     (c) Notwithstanding anything to the contrary contained herein, the security interest of the
Collateral Agent in the Collateral is subject to the specific rights, privileges, liens, encumbrances, restrictions, conditions, limitations, covenants, interests, reservations, exceptions and otherwise as provided in the Indenture, and in the descriptions in the schedules thereto and in the deeds or grants in said schedules referred to therein.

     (d) In addition, to secure the prompt and complete payment, performance and observance of the Secured Obligations and in order to induce Collateral Agent and Secured Parties as aforesaid,
Grantor hereby grants to Collateral Agent, for itself and the benefit of Secured Parties, a right of setoff against the property of Grantor held by Collateral Agent or any Secured Party, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to Collateral Agent or any Secured Party, for any purpose, including safekeeping,
collection or pledge, for the account of Grantor, or as to which Grantor may have any right or
power.

     3. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants that:

     (a) Grantor is the sole owner of each item of the Collateral upon which it purports to grant a Lien hereunder, and has good and marketable title thereto free and clear of any and all Liens
other than Permitted Liens.

     (b) No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by Grantor in favor of
Collateral Agent pursuant to this Security Agreement or the Mortgage, and
(ii)  in connection
with any other Permitted Liens.

     (c) This Security Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statements listed on Schedule I hereto, a perfected Lien in
favor of Collateral Agent, for itself and the benefit of Secured Parties, on the Collateral with respect to which a Lien may be perfected by filing pursuant to the Code.
Such Lien is prior to all
other Liens, except Permitted Liens and Permitted Exceptions (as defined in the Mortgage) relating to the Mortgage and other Permitted Liens that would be prior to Liens in favor of
Collateral Agent for the benefit of Collateral Agent and Secured Parties as a matter of law, and is enforceable as such as against any and all creditors of and purchasers from Grantor. All action by
Grantor necessary or desirable to protect and perfect such Lien on each item of the Collateral has been duly taken.

     (d) Grantor's chief executive office, principal place of business, corporate offices, all warehouses and premises where Collateral is stored or located, and the locations of all of its books and records concerning the Collateral are set forth on Schedule II hereto.

     4. COVENANTS. Grantor covenants and agrees with Collateral Agent, for the benefit of
Collateral Agent and Secured Parties, that from and after the date of this Security Agreement and until the Termination Date:
     (a) Further Assurances. At any time and from time to time, upon the written request of
Collateral Agent and at the sole expense of Grantor, Grantor shall promptly and duly execute and
deliver any and all such further instruments and documents and take such further actions as
Collateral Agent may deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (i) using its best efforts to secure all
Governmental Approvals necessary or appropriate to give full effect to the grant of the Liens hereunder; (ii) filing any financing or continuation statements under the Code with respect to the
Liens granted hereunder or under any other Loan Document and (iii) transferring Collateral to
Collateral Agent's possession (for the benefit of Collateral Agent and Secured Parties) if requested by Collateral Agent (but only if such Collateral consists of Instruments, stock, money, cash or cash equivalents, which was at one time in the possession of the Indenture Trustee and has since been released). Grantor also hereby authorizes Collateral Agent, for the benefit of
Collateral Agent and Secured Parties, to file any such financing or continuation statements without the signature of Grantor to the extent permitted by applicable law.

     (b) Maintenance of Records. Grantor shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. Grantor shall mark its books and records pertaining to the Collateral to evidence this Security Agreement and the Liens granted hereby.

     (c) Indemnification. In any suit, proceeding or action brought by Collateral Agent or any
Secured Party relating to any Instrument for any sum owing thereunder or to enforce any provision of any Instrument, Grantor will save, indemnify and keep Collateral Agent and
Secured Parties harmless from and against all expense (including reasonable attorneys' fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Grantor, except in the case of
Collateral Agent or any Secured Party, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Collateral Agent or such Secured Party as finally determined by a court of competent jurisdiction. All such obligations of Grantor shall be and remain enforceable against and only against Grantor and shall not be enforceable against
Collateral Agent or any Secured Party.

     (d) Limitation on Liens on Collateral. Grantor will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens, and will defend the right, title and interest of Collateral
Agent and Secured Parties in and to any of Grantor's rights under the Collateral against the claims and demands of all Persons whomsoever.

     (e) Limitations on Disposition. Grantor will not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as permitted by the Credit
Agreement.

     (f) Further Identification of Collateral. Grantor will, if so requested by Collateral Agent, furnish to Collateral Agent, as often as Collateral Agent requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the
Collateral as Collateral Agent may reasonably request, all in such detail as Collateral Agent may specify.

     (g) Notices. Grantor will advise Collateral Agent promptly, in reasonable detail, (i) of any
Lien (other than Permitted Liens) or claim made or asserted against any of the Collateral, and
(ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other
Transaction Document.

     5. COLLATERAL AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT. Until all of the Secured Obligations have been paid in full, Grantor hereby absolutely and irrevocably constitutes and appoints Collateral Agent as Grantor's true and lawful agent and attorney-in-fact, with full power of substitution, in the name of Grantor: (a) to execute and do all such assurances, acts and things which Grantor is required to do but has failed to do under the covenants and provisions contained in this Security Agreement; (b) to take any and all such action as Collateral
Agent or any of its agents, nominees or attorneys may determine as necessary or advisable for the
purpose of maintaining, preserving or protecting the security constituted by this Security
Agreement or any of the rights, remedies, powers or privileges of Collateral
 Agent under this
Security Agreement; and (c) generally, in the name of Grantor, exercise all or any of the powers, authorities and discretions, conferred on or reserved to Collateral Agent by or pursuant to this
Security Agreement, and (without prejudice to the generality of any of the foregoing) to seal and deliver or otherwise perfect any deed, assurance, agreement, instrument or act as Collateral
Agent may deem proper in or for the purpose of exercising any of such powers, authorities or discretions, in each case. NONE OF COLLATERAL AGENT, SECURED PARTIES OR
THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO GRANTOR FOR ANY ACT OR
FAILURE TO ACT UNDER THIS POWER OF ATTORNEY OR OTHERWISE, EXCEPT  IN
RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS
NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT
OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT
OR CONSEQUENTIAL DAMAGES.

     6. STOCK COLLATERAL; INSTRUMENTS. (a) As long as no Default shall have occurred and be continuing and until written notice shall be given to Grantor by Collateral
Agent:

     (i) Grantor shall have the right, from time to time, to vote and give consents with respect to all stock pledged hereunder, or any part thereof for all purposes not inconsistent with the provisions of this Security Agreement, or any other Transaction Document; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Collateral Agent or any Secured Party in respect of such stock or which would be prohibited by this Security Agreement or any other Transaction
Document, and

     (ii) Grantor shall be entitled, from time to time, to collect and receive for its own use all cash dividends and cash interest paid in respect of such stock or pledged Instruments to the extent not in violation of this Security Agreement.

     (b) Notwithstanding the foregoing, in the event a Default has occurred and is continuing,
Collateral Agent shall have the right, subject to the rights of the Indenture Trustee, to exercise all voting rights in respect of stock pledged hereunder and to receive all dividends, interest and distributions, if any, made in respect of the stock and Instruments pledged hereunder.

     7.     REMEDIES; RIGHTS UPON DEFAULT.

     (a) In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Transaction Documents and under any other instrument or agreement securing, evidencing or relating to any of the Secured
Obligations, if any Event of
Default shall have occurred and be continuing, Collateral Agent, subject to the rights of the
Indenture Trustee, may exercise all rights and remedies of a secured party under the Code.
Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event
Collateral Agent, without demand of performance or other demand, advertisement or notice of
any kind (except the notice specified below of time and place of public or private sale) to or upon
Grantor or any other Person (all and each of which demands, advertisements and notices are
hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may, subject to the rights of the Indenture Trustee, forthwith enter upon the premises of
Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving Grantor or any other Person notice and opportunity for a hearing on Collateral Agent's claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may, subject to the rights of the Indenture Trustee, forthwith sell, lease, assign, give an option or options to purchase, or sell
or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Collateral Agent or any Secured Party shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the
benefit of Collateral Agent and Secured Parties, the whole or any part of said
 Collateral so sold,
free of any right or equity of redemption, which equity of redemption Grantor hereby releases.
Such sales may be adjourned and continued from time to time with or without notice. Collateral
Agent shall have the right to conduct such sales on Grantor's premises or elsewhere and shall have the right to use Grantor's premises without charge for such time or times as Collateral
Agent deems necessary or advisable.

     Subject to the rights of the Indenture Trustee, Grantor further agrees, at Collateral Agent's request, to assemble the Collateral and make it available to Collateral
Agent at places which
Collateral Agent shall select, whether at Grantor's premises or elsewhere.
 Until Collateral Agent
is able to effect a sale, lease, or other disposition of Collateral, Collateral Agent, subject to the rights of the Indenture Trustee, shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Collateral Agent. Collateral Agent shall have no obligation to Grantor to maintain or preserve the rights of Grantor as against third parties with respect to Collateral while Collateral is in the possession of Collateral Agent, subject to the rights of the Indenture Trustee. Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Collateral Agent's remedies (for the benefit of Collateral Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. Subject to the rights of the Indenture Trustee,
Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt,
appropriation, realization or sale to the Secured Obligations as provided in the Collateral Agency
Agreement, and only after so paying over such net proceeds, and after the payment by Collateral
Agent of any other amount required by any provision of law, need Collateral Agent account for the surplus, if any, to Grantor. To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against Collateral Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Collateral Agent or such Secured Party as finally determined by a court of competent jurisdiction. Grantor agrees that ten
(10) days prior notice
by Collateral Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all
Secured Obligations, including any attorneys' fees or other expenses incurred by Collateral Agent or any Secured Party to collect such deficiency.

     (b) Except as otherwise specifically provided herein, Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind
in connection with this Security Agreement or any Collateral.

     8. LIMITATION ON COLLATERAL AGENT'S AND SECURED PARTIES' DUTY IN RESPECT OF COLLATERAL. Collateral Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control.
 Neither Collateral Agent
nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Collateral Agent or such Secured
Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

     9. REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of
Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made.
In the event that
any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured
Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     10. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security
Agreement, each such notice, demand, request, consent, approval, declaration or other
communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement (it being understood that, for purposes of this Section 10 only, Collateral Agent shall be deemed to be Agent under the Credit Agreement).

     11. SEVERABILITY. Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This
Security Agreement is to be read, construed and applied together with the Transaction
Documents which, taken together, set forth the complete understanding and agreement of
Collateral Agent, Secured Parties and Grantor with respect to the matters referred to herein and therein.

     12. NO WAIVER; CUMULATIVE REMEDIES. Neither Collateral Agent nor any Secured Party shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Collateral
Agent and then only to the extent therein set forth. A waiver by Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy
which Collateral Agent would otherwise have had on any future occasion.
No failure to exercise
nor any delay in exercising on the part of Collateral Agent or any Secured
 Party, any right, power
or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security
 Agreement may be
waived, altered, modified or amended except by an instrument in writing, duly executed by
Collateral Agent and Grantor.

     13. LIMITATION BY LAW. All rights, remedies and powers provided in this Security
Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

     14.     TERMINATION OF THIS SECURITY AGREEMENT; PRIOR RELEASE OF
LIENS.  Subject to Section 9 hereof, this Security Agreement shall terminate upon the
Termination Date. If, however, prior to the Termination Date the Indenture Trustee shall release its Lien on all or any portion of the Collateral, the Lien granted hereunder with respect to such
Collateral shall be automatically without further act, unconditionally and simultaneously released and terminated; provided, however, that if such release is in connection with the repayment in full of the First Mortgage Bonds or if an Event of Default has occurred and is continuing, then notwithstanding the release of any Collateral from the Lien of the Indenture
 Trustee under the
Indenture (i) no Collateral shall be deemed to be released hereunder and
(ii) Grantor shall cause
the Indenture Trustee to immediately deliver to Collateral Agent all Collateral then in the possession of the Indenture Trustee, including all stock, Chattel Paper and
Instruments.   At any
time and from time to time, upon the written request of Grantor and at the sole expense of
Grantor, Collateral Agent shall promptly and duly execute and deliver
UCC-3 termination
statements and any and all such further instruments and documents and take such further actions reasonably necessary to evidence any release hereunder.

     15.     SUCCESSORS AND ASSIGNS.  This Security Agreement and all
obligations of
Grantor hereunder shall be binding upon the successors and assigns of
Grantor (including any
debtor-in-possession on behalf of Grantor) and shall, together with the rights and remedies of
Collateral Agent, for the benefit of Collateral Agent and Secured Parties, hereunder, inure to the benefit of Collateral Agent and Secured Parties, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns.
No sales of
participations, other sales, assignments, transfers or other dispositions of any agreement
governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to Collateral Agent, for the benefit of
Collateral Agent and Secured Parties, hereunder.   Grantor may not assign,
sell, hypothecate or
otherwise transfer any interest in or obligation under this Security
Agreement.

     16. COUNTERPARTS. This Security Agreement may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     17. GOVERNING LAW. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE
OF NEW YORK.

     18. WAIVER OF JURY TRIAL. GRANTOR AND COLLATERAL AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL
ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT AND FOR
ANY COUNTERCLAIM THEREIN.

     19. SUBMISSION TO JURISDICTION. Grantor hereby irrevocably and unconditionally:

     (i) submits for itself and its property in any legal action or proceeding relating to this Security
Agreement, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the federal and state courts sitting in the State of New York, and the appellate courts from any thereof;

     (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Grantor at its address set forth in Section 10.2 of the
 Credit Agreement or at
such other address of which Collateral Agent shall have been notified pursuant thereto; and

     (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

     20. SECTION TITLES. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     21. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

     22. ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 18 and
Section 19, with its counsel.

     23. BENEFIT OF SECURED PARTIES. All Liens granted or contemplated hereby shall be for the benefit of Collateral Agent and Secured Parties, and, subject to the rights of the
Indenture Trustee, all proceeds or payments realized from Collateral in accordance herewith shall
be applied to the Secured Obligations in accordance with the terms of the Collateral Agency
Agreement and the Transaction Documents.

                                             [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By: /s/  Francis J. Boyle
Name:  Francis J. Boyle
Title:  Senior Vice President, Chief Financial
Officer and Treasurer


TORONTO DOMINION (TEXAS), INC.,
as Collateral Agent

By:  /s/  Kimberly Burleson
Name:  Kimberly Burleson
Title:  Vice President

SCHEDULE I to SECURITY AGREEMENT


FILING JURISDICTIONS

Secretary of State, Connecticut
Secretary of State, Maine
Secretary of State, New Hampshire
Secretary of State, New York
Secretary of State, Vermont

SCHEDULE II to SECURITY AGREEMENT


SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL
AND RECORDS CONCERNING COLLATERAL


I.  Chief Executive Office and principal place of business of Grantor:

General Office
77 Grove Street
Rutland, VT 05701

II.  Corporate Offices of Grantor:

General Office
77 Grove Street
Rutland, VT 05701

III.  Warehouses:

None; Collateral stored at locations listed in IV below.

IV.  Other Premises at which Collateral is Stored or Located:

Ascutney Service Center
Route 131, P.O. Box 1
Ascutney, VT 05030

St. Albans Service Center
Lower Welden St.
St. Albans, VT 05478

Bradford Service Center
Route 25, RR1
Bradford, VT 05033

St. Johnsbury Service Center
Box 75 Route 5
St. Johnsbury, VT 05819

Brattleboro Service Center
West River Road, Route 30
Brattleboro, VT 05301

Sunderland Service Center
RR 3, Box 100
East Arlington, VT 05252

Electrical Maint. Facility
Green Hills Lane
Rutland, VT 05701

Systems Building
Post Road
Rutland, VT 05701

Engineering Building
25 Evelyn Street
Rutland, VT 05701

Wales Street
108 Wales Street
Rutland, VT 05701

General Office
77 Grove Street
Rutland, VT 05701

Post Street Pole Yard
Rutland, VT 05701

Middlebury Service Center
14 Seminary Street
P.O. Box 191
Middlebury, VT 05753

Royalton Service Center
RR 1, Box 172C
Bethel, VT 05032-9607

Poultney Service Center
York Street, P.O. Box 193
Poultney, VT 05764

Springfield Service Center
Precision Drive
P.O. Box 380
N. Springfield, VT 05156

Rutland District Service Center
Route 7 North
Rutland, VT 05701

St. Albans Commercial Office
38 Kingman Street
St. Albans, VT 05478


V.     Locations of Records Concerning Collateral:

General Office
77 Grove Street
Rutland, VT 05701

Engineering Building
25 Evelyn Street
Rutland, VT 05701

Systems Building
Post Road
Rutland, VT 05701

Rutland District Service Center
Route 7 North
Rutland, VT 05701